 As filed with the Securities and Exchange Commission on July 29, 2010
 Registration No. 333-165416

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO THE
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Fox Chase Bancorp, Inc.
and
Fox Chase Bank 401(k) Profit Sharing Plan
(Exact name of registrant as specified in its charter)

Maryland	6035	35-2379633
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

4390 Davisville Road
Phoenixville, Pennsylvania 19040
(215) 682-4700
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Thomas M. Petro
President and Chief Executive Officer
4390 Davisville Road
Phoenixville, Pennsylvania 19040
(215) 682-4700
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Gary R. Bronstein Esquire Scott A. Brown, Esquire Kilpatrick Stockton LLP 607 14th Street, NW, Suite 900 Washington, DC 20005 (202) 508-5800

Sale to the Public Concluded on June 29, 2010

This Post-Effective Amendment No. 1 is filed to deregister $80,915,510 of shares of the $0.01 par value common stock (the “Common Stock”) of Fox Chase Bancorp, Inc. (the “Company”), heretofore registered and offered pursuant to the terms of the Subscription and Community Offering Prospectus and the Syndicated Community Offering Prospectus, each dated May 14, 2010 (collectively, the “Prospectus”).  The remaining $145,471,730 of shares registered pursuant to the Registration Statement on Form S-1 have been issued in accordance with and as described in the Prospectus, of which (1) $87,125,000 of shares were sold in the subscription and community offering and syndicated community offering; and (2) $58,346,730 of shares were exchanged in the exchange offering described therein.
.

The Company has determined that no further shares will be offered, sold and/or issued pursuant to the Prospectus.  The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hatboro, Commonwealth of Pennsylvania on July 29, 2010.

Fox Chase Bancorp, Inc.

Date: July 29, 2010	By:	/s/ Thomas M. Petro
Thomas M. Petro
President and Chief Executive Officer